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                                                                    EXHIBIT 10.2

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                              1999 STOCK AWARD PLAN
                 [YEAR] PERFORMANCE-BASED BONUS AWARD AGREEMENT

      THIS [YEAR] PERFORMANCE-BASED BONUS AWARD AGREEMENT (this "Agreement") is entered into by and between PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the "Company"), and [Executive Name] (the "Participant") as of this ___ day of _______, _____.


                               W I T N E S S E T H

      WHEREAS, the Company has adopted the Pacific Sunwear of California, Inc. 1999 Stock Award Plan, as amended and restated March 27, 2003 (the "Plan"); and

      WHEREAS, the Company's Compensation Committee (the "Committee") has determined that the Participant is eligible to be granted a Performance-Based Award pursuant to Section 5.2 of the Plan and has granted the Participant a Performance-Based Award upon the terms and conditions set forth herein and in the Plan (the "Award"); and

      WHEREAS, the Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant;

      NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. GRANT OF AWARD. This Agreement evidences the Company's grant to the Participant, subject to the terms and conditions hereof and of the Plan, of an Award with respect to the Company's ______ fiscal year (the "Performance Period"). The bonus payable in respect of the Award will be calculated under Appendix A hereto if the Performance Target set forth therein (minimum EPS of the Company for the Performance Period) is achieved. The bonus payable in respect of the Award will increase, as set forth in Appendix A hereto, for certain levels of EPS of the Company for the Performance Period in excess of the minimum EPS of the Company for that period. No bonus will be payable if such minimum EPS of the Company is not achieved for the Performance Period. For purposes of determining the Participant's bonus in accordance with Appendix A, the Participant's "Target Bonus" is $_________. The maximum amount that will be paid pursuant to the Award shall not exceed the limitation contained in Section 5.2(c) of the Plan.

3. FORFEITURE OF AWARD; EARLY TERMINATION; ADJUSTMENT. Should the Participant's employment by the Company terminate for any reason prior to the last day of the Performance Period, the Bonus payable in respect of the Award shall equal: (1) the amount that would otherwise have been paid in respect of the Award had the Participant remained an employee of the Company throughout the Performance Period, multiplied by
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      (2) a fraction of the numerator of which is the total number of days in the Performance Period that the Participant was as employee of the Company and the denominator of which is 365. Such amount shall otherwise be paid at the same time and on the same terms and conditions as though the Participant's employment by the Company had not terminated.

4. CONTINUANCE OF EMPLOYMENT. Notwithstanding any commitment of the Participant to remain in the service or employ of the Company (or any affiliate), the Award shall not confer upon the Participant any right --- with respect to the continuation of his or her service or employment by the Company (or any affiliate) or alter or interfere in any way with the right of the Company (or any affiliate) at any time to terminate such service or employment or to change the compensation of the Participant or other terms of his or her service or employment; and neither shall these terms alter or in any way affect the rights of the Company (or any affiliate) or the Participant under any other written employment agreement between them, except as expressly provided herein.

5. TIMING AND MANNER OF PAYMENT. Subject to any changes imposed by or allowed under the provisions of the Plan, benefits with respect to the Award shall be calculated pursuant to Section 2 and Appendix A. The Committee shall determine, in accordance with such provisions and after the end of the Performance Period, the specific amount to the paid to the Participant with respect to this Award. No payment shall be made with respect to the Award unless and until the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Award and that the applicable Performance Target was, in fact, satisfied. Any amount payable with respect to the Award shall be paid in cash as soon as practicable following such certification by the Committee. No interest or other earnings shall be paid on or accrue with respect to such amount for the period between the end of the Performance Period and the date of actual payment.

6. ADJUSTMENTS. To preserve the intended incentives and benefits of the Award, the Committee shall (i) adjust the Performance Targets applicable to the Award to reflect any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company, (ii) calculate Performance Targets without regard for any change in accounting policies or practices affecting the Company and/or the Business Criteria or the Performance Targets, and (iii) adjust Business Criteria and Performance Targets or other features of an Award to reflect the effects of any special charges to the Company's earnings; in each case only to the extent consistent with the requirements of Section 162(m) of the Code to qualify the Award as "qualified performance-based compensation" thereunder.

7. TAX WITHHOLDING. The Company shall reduce any amount otherwise payable with respect to the Award by the amount of any federal, state and/or local income and/or employment tax withholding that may be required with respect to such payment.
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8.    DISSOLUTION OF THE COMPANY, CERTAIN MERGERS. In the event of the dissolution of the Company or a merger, reorganization or other event in which the Company ceases to be a publicly-traded company in respect of its Common Stock, the Committee may terminate the Performance Period as of or immediately prior to such event and pro-rate the Target Bonus and Performance Targets by multiplying each relevant amount by a fraction, the numerator of which is the number of days in the shortened Performance Period and the denominator of which is 365.

9. DEATH OF THE PARTICIPANT. If the Participant dies prior to receiving any payment due with respect to the Award (other than an amount deferred under a Company deferred compensation program, the payment of which shall be governed by the terms of such program), such payment shall be made to his designated beneficiary. A Participant's designated beneficiary shall be the beneficiary designated by the Participant, in a manner determined by the Committee to receive amounts due the Participant in the event of his death. In the absence of an effective designation, a Participant's designated beneficiary shall be deemed to be his or her spouse, or, if he or she has no spouse at the time of his or her death, his or her estate.

10. AWARD NON-TRANSFERABLE. Except as expressly provided in Section 9 above, the Award is non-transferable. No benefit payable with respect to the Award shall be subject in any manner to anticipation, alienation, sale, transfer, pledge, assignment, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the Participant. This Agreement shall, however, be binding upon any successor to all or substantially all of the business and/or assets of the Company.

11. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, without regard to the conflict of laws principles thereof.

12. AMENDMENT. This Agreement may only be amended in writing by an instrument signed by both parties. Adjustments pursuant to Section 6 shall not, however, be considered amendments requiring Participant consent.

13. CONSTRUCTION. It is the intent of the Company that the Award satisfy and be interpreted in a manner that satisfies the applicable requirements under Section 162(m) of the Code to qualify the Award as "qualified performance-based compensation" thereunder. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

14. GENERAL TERMS. The Award and any payment in respect thereof are subject to, and the Company and the Participant agree to be bound by, the provisions of the Plan. The provisions of the Plan are incorporated herein by this reference. Provisions of the Plan that grant discretionary authority to the Committee or the Board shall not create any rights in the Participant, unless such rights are expressly set forth herein.
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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

PARTICIPANT                                 PACIFIC SUNWEAR OF
                                            CALIFORNIA, INC.
                                            a California Corporation

______________________________              By: ________________________________
[Executive Name]
                                            Name: ______________________________

______________________________              Title: _____________________________

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                             [YEAR] AWARD AGREEMENT
                                   APPENDIX A

    NAME OF PARTICIPANT:  [EXECUTIVE NAME]

                                                         Percentage of Target
                                                         Bonus Which Will be
                                                       Paid If Specified Level
                                                          of the Performance
                                   Performance           Target is Satisfied
Business Criteria*                 Target Level      in the Performance Period**
-----------------                  ------------      ---------------------------
Company "EPS" (as such
term is defined in the Plan)

No portion of the Target Bonus shall be paid if the Company's EPS for the Performance Period is less than the Performance Target of $____.

* EPS of the Company will be determined on a consolidated basis.

**Amounts are not cumulative.